UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 28, 2010
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York	1-10542	11-2165495
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

7201 West Friendly Avenue
Greensboro, North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
     On December 28, 2010, Unifi, Inc. (the “Registrant”) issued a press release announcing that the Registrant commenced a tender offer to purchase for cash any and all of its 11 1/2% Senior Secured Notes due 2014 (CUSIP No. 904677AG6) (the “Notes”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated December 28, 2010, and in the related Letter of Transmittal and Consent. In connection with the tender offer, and on the terms and subject to the conditions set forth in such Offer to Purchase and Consent Solicitation Statement and such Letter of Transmittal and Consent, the Registrant is soliciting consents of holders of the Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the Notes and the release of the security for the Notes.
     A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release of Unifi, Inc., dated December 28, 2010, announcing the tender offer for Unifi, Inc.’s 11 1/2% Senior Secured Notes due 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: December 29, 2010

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press Release of Unifi, Inc., dated December 28, 2010, announcing the tender offer for Unifi, Inc.’s 11 1/2% Senior Secured Notes due 2014.